UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2009
IDM PHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19591	33-0245076
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9 Parker, Suite 100 Irvine, California	92618

(Address of principal executive offices)	( (Zip Code)
Registrant’s telephone number, including area code (949) 470-4751
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1

Item 8.01 Other Events.
On February 26, 2009, IDM Pharma, Inc. (the “Company”) issued a press release announcing that it is joining the National Organization for Rare Disorders (“NORD”) and more than 100 patient organizations, caregivers, researchers and companies developing treatments for rare diseases to observe Rare Disease Day on February 28, 2009. The goal of the day is to bring attention to rare diseases, the challenges encountered by those affected and the importance of research to develop diagnostics and treatments.
IDM Pharma is currently developing mifamurtide, known as MEPACT® in Europe, for the treatment of osteosarcoma, a rare bone cancer in children and young adults. The Company is currently awaiting a final decision on European Marketing Authorization, anticipated within the first quarter, following the positive opinion adopted by the Committee for Medicinal Products for Human Use in December 2008.
As previously announced, in the United States, the Company continues to work with the Children’s Oncology Group as well as external experts and advisors to gather patient follow up data from the Phase 3 clinical trial of mifamurtide and to respond to other questions in the non-approvable letter the Company received from the U.S. Food and Drug Administration (the “FDA”). The Company plans to submit an amended New Drug Application for mifamurtide in mid-2009 and expects to be in a position to provide an update on the progress of the filing, including timing, following a meeting scheduled with the FDA in March.
A copy of this press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

99.1	IDM Pharma, Inc. press release.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDM PHARMA, INC.
Date: February 26, 2009	By:	/s/ Robert J. De Vaere
Robert J. De Vaere
Senior Vice President, Finance and Administration and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	IDM Pharma, Inc. press release.